CAPITAL CASH MANAGEMENT TRUST



                                   SEMI-ANNUAL
                                     REPORT



                                  JUNE 30, 2006

                          CAPITAL CASH MANAGEMENT TRUST
                       STATEMENT OF ASSETS AND LIABILITIES
                                  JUNE 30, 2006
                                   (unaudited)

Cash and Net Assets - 100.0%.........................................  $1,001
                                                                       ======

SHARES OF BENEFICIAL INTEREST:
Original Shares Class:
Shares outstanding (unlimited number of $.01
par value shares authorized)...........................................1,001
                                                                       =====

Net Asset Value Per Share............................................. $1.00
                                                                       =====


NET ASSETS CONSIST OF:
Capital Stock - Authorized an unlimited number of shares,
      par value $0.01 per share                                        $  10
Additional paid-in capital                                             1,006
Accumulated net realized loss on                                        (15)
investments
                                                                     -------
                                                                     $ 1,001
                                                                      ======






                       See accompanying notes to financial
                                  statements.

                          CAPITAL CASH MANAGEMENT TRUST
                            STATEMENTS OF OPERATIONS


                                             Six Months       Year       Period
                                                Ended         Ended       Ended
                                              June 30,      Dec. 31,    Dec. 31,
                                                2006          2005        2004
                                                ----          ----        ----
                                             (unaudited)
INVESTMENT INCOME:
Interest income                                       -           -           -
                                               --------    --------    --------
EXPENSES:
   Investment Adviser                                 -           -           -
fees                                                  -           -           -
   Administrator                                      -           -           -
fees                                                  -           -           -
   Legal                                              -           -           -
fees                                                  -           -           -
   Trustees' fees and                                 -           -           -
expenses                                              -           -           -
   Auditing and                                       -           -           -
tax                                                   -           -           -
   Custodian                                          -           -           -
fees                                                  -           -           -
   Registration fees and dues                         -           -           -
   Shareholders' reports                              -           -           -
   Taxes                                              -           -           -
   Transfer and shareholder servicing agent
    fees                                              -           -           -
   Insurance                                          -           -           -
   Miscellaneous                                      -           -           -

-                                              --------    --------  ----------
Total expenses                                        -           -           -

   Investment Advisory fees waived                    -           -           -
                                                      -           -           -
   Administration fees                                -           -           -
waived                                                -           -           -
   Reimbursement of expenses by Administrator
   Expenses paid
indirectly
                                               --------    --------  ----------
Net                                                   -           -           -
expenses
                                               --------    --------  ----------

Net investment                                        -           -           -
income
                                               --------    --------  ----------

Net increase in net assets resulting from             -           -           -
operations
                                                 ======      ======      ======





                       See accompanying notes to financial
                                  statements.

                          CAPITAL CASH MANAGEMENT TRUST
                       STATEMENTS OF CHANGES IN NET ASSETS



                                                          Six Months               Year        Period
                                                             Ended                Ended        Ended
                                                           June 30,             Dec. 31,     Dec. 31,
                                                             2006                 2005         2004
                                                          (unaudited)
INCREASE (DECREASE) IN NET ASSETS  OPERATIONS:
Net investment income                                              $-                 $-               $-

Net realized loss from securities transactions........              -                  -                -

                                                           ----------         ----------      -----------
Change in net assets resulting from operations                      -                  -                -

                                                           ----------         ----------      -----------
Change in net assets resulting from operations                      -                  -                -


                                                           ----------         ----------      -----------
DIVIDENDS TO SHAREHOLDERS
 FROM NET INVESTMENT INCOME:
Original Shares ..................................                  -                  -                -

                                                           ----------         ----------      -----------
CAPITAL SHARE TRANSACTIONS (at $1.00 per share):
Proceeds from shares sold:
Original Shares                                                     -                  -                -

Reinvested dividends and distributions:
Original Shares                                                     -                  -                -

Cost of shares redeemed:
        Original Shares                                             -                  -                -

                                                           ----------         ----------      -----------
Change in net assets from capital share
transactions                                                        -                  -                -

                                                           ----------         ----------      -----------
Total change in net assets                                          -                  -                -

NET ASSETS:
Beginning of period                                             1,001              1,001            1,001

                                                           ----------         ----------      -----------
End of period                                                  $1,001             $1,001           $1,001

                                                               ======             ======        =========







                       See accompanying notes to financial
                                  statements.

                          CAPITAL CASH MANAGEMENT TRUST
                          NOTES TO FINANCIAL STATEMENTS


 Note A- Capital Cash Management Trust (the "Trust") is a Massachusetts business trust established on August 20, 1976 as a successor to the money-market fund, the STCM Corporation, which commenced operations on July 8, 1974. It is registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end investment company. The Fund ceased operations on December 2, 2003 inasmuch as all shares outstanding, except for 1,001 shares owned by Aquila Management Corporation (which have been subsequently transferred to its wholly-owned subsidiary, Aquila Investment Management LLC) were redeemed by shareholders. Although the Fund is not conducting a public offering of its shares, it will continue to exist as a Massachusetts Business Trust and maintain its registration as an investment company. Administrative expenses incurred in connection herewith, have now been assumed by Aquila Investment Management LLC.


On December 4, 2003, the Board of Trustees approved a change in the Fund's fiscal year end from June 30th to December 31st.


Note B - Since inception, the Fund has qualified as a regulated investment company by complying with the provisions of the Internal Revenue Code applicable to certain investment companies. The Fund made distributions of income and securities gains sufficient to relieve it from all, or substantially all, Federal income and excise taxes.


Note C- Aquila Investment Management LLC has agreed to pay all operating expenses of the Fund.


Proxy Voting Record. As the Fund is closed, the Fund had no portfolio securities. Therefore, there were no matters relating to a portfolio security considered at any shareholder meeting held during the 12 months ended June 30, 2006 with respect to which the Fund was entitled to vote. Applicable regulations require us to inform you that the foregoing proxy voting information is available on the SEC website at http://www.sec.gov.

                          CAPITAL CASH MANAGEMENT TRUST
                              FINANCIAL HIGHLIGHTS


FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                         Six Months Ended
                                           June 30,             Year        Period Ended
                                                               Ended
                                             2006*            Dec. 31,        Dec.31,                 Year Ended June 30,
                                                                                                      -------------------
                                          (unaudited)          2005*            2004         2004           2003            2002
                                          -----------          -----            ----         ----           ----            ----
Net asset value, beginning of period
                                            $1.0000           $1.0000         $1.0000       $1.0000        $1.0000         $1.0000
                                            -------           -------         -------       -------        -------         -------
Income from investment
operations:
Net investment income                          -                 -               -           .0032         0.0107          0.0194
                                               -                 -               -           -----         ------          ------
Less distributions:
Dividends from net Investment income           -                 -               -          (.0032)       (0.0107)        (0.0194)
                                               -                 -               -          -------       --------        --------

Net asset value,
end of period                               $1.0000           $1.0000         $1.0000       $1.0000        $1.0000         $1.0000
                                            =======           =======         =======       =======        =======         =======

Total return                                   -                 -             0.32%         0.32%          1.08%           1.96%
Ratios/supplemental data
Net assets, end of
period (in thousands)                         $1                 $1              $1           $1           $1,764          $1,555

Ratio of expenses
to average net assets                          -                 -             0.26%         0.26%          0.39%           0.41%

Ratio of net investment
income to average
net assets                                     -                 -             0.75%         0.75%          1.03%           1.97%

The expense and net investment income ratios without the effect of the Adviser's and Administrator's voluntary waiver of fees and the Administrator's expense reimbursement were:

Ratio of expenses
to average net assets                          -                 -            5.75%          5.75%           4.86%          3.47%

Ratio of net investment
income (loss) to
average net assets                             -                 -           (4.74)%        (4.74)%         (3.43)%        (1.09)%

The expense ratios after giving effect to the waivers, reimbursements and expense offset for uninvested cash balances were:

Ratio of expenses
to average net assets                          -                 -            0.25%          0.25%          0.36%           0.40%

 * The Trust had no operations during the period.

                 See accompanying notes to financial statements





Analysis of Expenses (unaudited)


As a shareholder of the Trust, you may incur ongoing costs, including management fees; and other Trust expenses. The tables below are intended to help you understand your ongoing costs (in dollars) of investing in the Trust and to compare these costs with the ongoing costs of investing in other mutual funds.

The tables below are based on an investment of $1,000 invested on December 1, 2006 and held for the six months ended June 30, 2006.

Actual Expenses

This table provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During the Period".


For The Six Months Ended June 30, 2006

                                             Actual           Beginning         Ending           Expenses
                                        Total Return(1)        Account         Account         Paid During
                                                                Value           Value         the Period(2)

CAPITAL CASH
MANAGEMENT TRUST                               -              $1,000.00       $1,000.00            -


(1) The Trust did not have any operations during the period.

(2) The Trust did not incur any expenses during the period.

Hypothetical Example for Comparison Purposes



The table below provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Trust's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Trust and other mutual funds. To do so, compare this 5.00% hypothetical example relating to the Trust with the 5.00% hypothetical examples that appear in the shareholder reports of other mutual funds.

  For The Six Months Ended June 30, 2006


                                             Hypothetical      Beginning         Ending          Expenses
                                              Annualized        Account         Account        Paid During
                                             Total Return        Value           Value        the Period(1)

CAPITAL CASH
 MANAGEMENT TRUST                                    5.00%       $1,000.00       $1,025.00           -


(1) The Trust did not incur any expenses during the period.